THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANYTRUSTEES’

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Trustees of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, organized by a special act of the Wisconsin Legislature (the “Company”), by his or her execution hereof, or an identical counterpart hereof, does hereby constitute and appoint John E. Schlifske and Raymond J. Manista, as his or her attorney-in-fact and agent, and in his or her name, place and stead, each of whom may act individually and none of whom is required to act jointly with the other, to execute and sign any registration statement, including any pre-effective or post-effective amendments thereto, together with all exhibits and schedules thereto and other documents and instruments associated therewith to be filed on either Form N-4 or Form N-6 (or on any other applicable form) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 and/or the Investment Company Act of 1940 in connection with variable contracts issued through separate accounts that are established by the Company, including the following:
(a)
NML Variable Annuity Account A (333-72913);
(b)
NML Variable Annuity Account A (Fee-Based) (333-133380);
(c)
NML Variable Annuity Account B (2-29240);
(d)
NML Variable Annuity Account B (Fee-Based) (333-33232);
(e)
NML Variable Annuity Account C (2-89905-01);
(f)
NML Variable Annuity Account C (Network Edition) (333-133381);
(g)
Northwestern Mutual Variable Life Account (2-89972);
(h)
Northwestern Mutual Variable CompLife (33-89188);
(i)
Northwestern Mutual Variable Executive Life (333-36865);
(j)
Northwestern Mutual Variable Joint Life (333-59103);
(k)
Northwestern Mutual Custom Variable Universal Life (333-136124);
(l)
Northwestern Mutual Executive Variable Universal Life (333-136305);
(m)
Northwestern Mutual Survivorship Variable Universal Life (333-136308);
(n)
Northwestern Mutual Variable Universal Life Plus (333-230143);
(o)
Northwestern Mutual Executive Variable Universal Life II (333-230144); and
(p)
Northwestern Mutual Variable Universal Life Plus – New York (333-233805).
Each of the undersigned does hereby further authorize said attorney-in-fact and agent to make said filings with the SEC and with any federal or state securities or insurance regulatory authority as they determine to be required or necessary. Each of the undersigned hereby ratifies and confirms all acts of each and either of said attorney-in-fact and agent which they may lawfully do or cause to be done by virtue hereof. As used herein, “variable contracts” means any contracts providing for benefits or values which may vary according to the investment experience of the separate account associated therewith, including variable annuity contracts and variable life insurance policies.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 6th day of December, 2023.

Signature	Title
/s/ John E. Schlifske	Chairman, Trustee and Chief Executive Officer; Principal Executive Officer
John E. Schlifske
/s/ Anne F. Ackerley	Trustee
Anne F. Ackerley
/s/ Nicholas E. Brathwaite	Trustee
Nicholas E. Brathwaite
/s/ P. Russell Hardin	Trustee
P. Russell Hardin
/s/ Andrew J. Harmening	Trustee
Andrew J. Harmening
/s/ David P. Hollander	Trustee
David P. Hollander
/s/ Randolph W. Melville	Trustee
Randolph W. Melville
/s/ Jaime Montemayor	Trustee
Jaime Montemayor
/s/ Timothy H. Murphy	Trustee
Timothy H. Murphy
/s/ Andrew N. Nunemaker	Trustee
Andrew N. Nunemaker
/s/ Anne M. Paradis	Trustee
Anne M. Paradis
/s/ Sandra R. Rogers	Trustee
Sandra R. Rogers
/s/ Aarti Shah	Trustee
Aarti Shah
/s/ Ralph A. Weber	Trustee
Ralph A. Weber
/s/ Juan C. Zarate	Trustee
Juan C. Zarate